United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2022

Date of Report (Date of earliest event reported)

Model Performance Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cheung Kong Center, 58th Floor, Unit 5801 2 Queen's Road Central Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, no par value, one-half of one Redeemable Warrant, and one Right to acquire one-tenth (1/10) of a Class A Ordinary Share	MPACU	NASDAQ Capital Market
Ordinary Shares	MPAC	NASDAQ Capital Market
Warrants	MPACW	NASDAQ Capital Market
Rights	MPACR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, pursuant to the First Amendment to the Merger Agreement dated January 6, 2022 by and among Model Performance Acquisition Corp. (NASDAQ: MPAC, the “Company”), MultiMetaVerse Inc. (“MMV”) and other parties named therein, MMV has agreed to loan the Company an aggregate principal amount of $2.75 million (the “Loan”) to fund any and all amounts required to extend the period of time the Company has to complete a business combination (the “Combination Period”) for up to two (2) times for an additional three (3) months period each time. As of the date of this filing, the Company has received an aggregate $2.46 million of the Loan amount. The Loan bears no interest and is repayable only at the closing of a business combination by the Company.

On June 30, 2022, the Company issued a press release filed herewith, announcing that on June 29, 2022, using the Loan amount received, the Company has deposited into the Company’s trust account $575,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from July 12, 2022 to October 12, 2022. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 30, 2022
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022	Model Performance Acquisition Corp.

	By:	/s/ Serena Shie
	Name:	Serena Shie
	Title:	Chief Financial Officer